Exhibit 25

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A U.S. National Banking Association	41-1592157
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

Sixth Street and Marquette Avenue
Minneapolis, Minnesota	55479
(Address of principal executive offices)	(Zip code)

Stanley S. Stroup, General Counsel

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

Sixth Street and Marquette Avenue

Minneapolis, Minnesota 55479

(612) 667-1234

(Name, address and telephone number of agent for service)

XEROX CORPORATION

(Exact name of obligor as specified in its charter)

New York	16-0468020
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

800 Long Ridge Road
P.O. Box 1600
Stamford, Connecticut	06904-1600
(Address of principal executive offices)	(Zip code)

Senior Notes due 2010

Senior Notes due 2013

(Title of the indenture securities)

Item 1.    General Information.    Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

The Board of Governors of the Federal Reserve System
Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item	2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None	with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.	Not applicable.

Item 16. List of Exhibits.	List below all exhibits filed as a part of this Statement of Eligibility. Wells Fargo Bank incorporates by reference into this Form T-1 the exhibits attached hereto.

Exhibit 1.	a. A copy of the Articles of Association of the trustee now in effect.**

Exhibit 2.	a. A copy of the certificate of authority of the trustee to commencebusiness issued June 28, 1872, by the Comptroller of the Currency to The Northwestern National Bank of Minneapolis.*

b.      A copy of the certificate of the Comptroller of the Currency datedJanuary 2, 1934, approving the consolidation of The Northwestern National Bank of Minneapolis and The Minnesota Loan and
Trust Company of Minneapolis, with the surviving entity being titled Northwestern National Bank and Trust Company of Minneapolis.*

c.      A copy of the certificate of the Acting Comptroller of the Currency dated January 12, 1943, as to change of corporate title of Northwestern National Bank and Trust Company of Minneapolis to
Northwestern National Bank of Minneapolis.*

d.      A copy of the letter dated May 12, 1983 from the Regional Counsel, Comptroller of the Currency, acknowledging receipt of notice of name change effective May 1, 1983 from Northwestern
National Bank of Minneapolis to Norwest Bank Minneapolis, National Association.*

e.      A copy of the letter dated January 4, 1988 from the Administrator of National Banks for the
Comptroller of the Currency certifying approval of consolidation and merger effective January 1,
1988 of Norwest Bank Minneapolis, National Association with various other banks under the title of “Norwest Bank Minnesota, National Association.”*

f.       A copy of the letter dated July 10, 2000 from the Administrator of National Banks for the
Comptroller of the Currency certifying approval of consolidation effective July 8, 2000 of Norwest
Bank Minnesota, National Association with various other banks under the title of “Wells Fargo
Bank Minnesota, National Association.”***

Exhibit 3.	A copy of the authorization of the trustee to exercise corporate trust powers issued January 2, 1934, by the Federal Reserve Board.*

Exhibit 4.	Copy of By-laws of the trustee as now in effect.**

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to exhibit number 25 filed with registration statement number 33-66026.

**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 99.T3G to the Form T-3 dated July 13, 2000 of GB Property Funding Corp. file number 022-22473.

***	Incorporated by reference to exhibit number 2f to the trustee’s Form T-1 filed as exhibit 25.1 to the Current Report Form 8-K dated September 8, 2000 of NRG Energy Inc. file number 001-15891.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank Minnesota, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 17th day of June 2003.

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

/S/ JANE Y. SCHWEIGER

Jane Y. Schweiger Vice President

EXHIBIT 6

June 17, 2003

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

/S/ JANE Y. SCHWEIGER

Jane Y. Schweiger Vice President

EXHIBIT 7

Wells Fargo Bank Minnesota, N.A.		FFIEC 031 RC-1

Legal Title of Bank

Minneapolis

City		12

MN	55479

State	Zip Code
Transmitted to InterCept on 04/30/2003. Confirmation Number—0005056 FDIC Certificate Number—05208

Consolidated Report of Condition for Insured Commercial

and State-Chartered Savings Banks for March 31, 2003

All schedules are to be reported in thousands of dollars. Unless otherwise indicated,

report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands					RCFD	Bil | Mil | Thou

ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a.	Noninterest-bearing balances and currency and coin (1)			0081	1,808,024	1.a
	b.	Interest-bearing balances (2)			0071	61,952	1.b
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a
	b.	Available-for-sale securities (from Schedule RC-B, column D)			1773	1,894,615	2.b
3.	Federal funds sold and securities purchased under agreements to resell:				RCON
	a.	Federal funds sold in domestic offices			B987	4,420,010	3.a
					RCFD
	b.	Securities purchased under agreements to resell (3)			B989	66,300	3.b
4.	Loans and lease financing receivables (from Schedule RC-C):
	a.	Loans and leases held for sale			5369	21,749,977	4.a
	b.	Loans and leases, net of unearned income	B528	18,479,391			4.b
	c.	LESS: Allowance for loan and lease losses	3123	283,003			4.c
	d.	Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	18,196,388	4.d
5.	Trading assets (from Schedule RC-D)				3545	53,262	5
6.	Premises and fixed assets (including capitalized leases)				2145	155,743	6
7.	Other real estate owned (from Schedule RC-M)				2150	5,728	7
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)				2130	0	8
9.		Customers’ liability to this bank on acceptances outstanding			2155	6,322	9
10.	Intangible assets:
	a.	Goodwill			3163	291,457	10.a
	b.	Other intangible assets (from Schedule RC-M)			0426	7,166	10.b
11.	Other assets (from Schedule RC-F)				2160	1,387,956	11
12.	Total assets (sum of items 1 through 11)				2170	50,104,900	12

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

Wells Fargo Bank Minnesota, N.A.	FFIEC 031 RC-2

Legal Title of Bank
Transmitted to InterCept on 04/30/2003. Confirmation Number—0005056
FDIC Certificate Number—05208	13

Schedule RC—Continued

Dollar Amounts in Thousands							Bil | Mil | Thou
LIABILITIES
13.	Deposits:					RCON
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)				2200	32,835,865	13.a
		(1)	Noninterest-bearing (1)	6631	20,287,304			13.a.1
		(2)	Interest-bearing	6636	12,548,561			13.a.2
	b.	In foreign offices, Edge and Agreement subsidiaries, and IBFs				RCFN
		(from Schedule RC-E, part II)				2200	4,728,569	13.b
		(1)	Noninterest-bearing	6631	803			13.b.1
		(2)	Interest-bearing	6636	4,727,766			13.b.2
14.	Federal funds purchased and securities sold under agreements to repurchase:					RCON
	a.	Federal funds purchased in domestic offices (2)				B993	2,034,891	14.a
						RCFD
	b.	Securities sold under agreements to repurchase (3)				B995	323,318	14.b
15.	Trading liabilities (from Schedule RC-D)					3548	49,169	15
16.	Other borrowed money (includes mortgage indebtedness and obligations
	under capitalized leases) (from Schedule RC-M)					3190	5,526,099	16
17.	Not applicable
18.	Bank’s liability on acceptances executed and outstanding					2920	6,322	18
19.	Subordinated notes and debentures(4)					3200	0	19
20.	Other liabilities (from Schedule RC-G)					2930	918,916	20
21.	Total liabilities (sum of items 13 through 20)					2948	46,423,149	21
22.	Minority interest in consolidated subsidiaries					3000	0	22
EQUITY CAPITAL
23.	Perpetual preferred stock and related surplus					3838	0	23
24.	Common stock					3230	100,000	24
25.	Surplus (exclude all surplus related to preferred stock)					3839	2,133,596	25
26.	a.	Retained earnings				3632	1,397,118	26.a
	b.	Accumulated other comprehensive income (5)				B530	51,037	26.b
27.	Other equity capital components (6)					A130	0	27
28.	Total equity capital (sum of items 23 through 27)					3210	3,681,751	28
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)					3300	50,104,900	29

Memorandum
To be reported only with the March Report of Condition						RCFD	Number
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2002						6724	2	M. 1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm

4 = Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 = Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6 = Review of the bank’s financial statements by external auditors

7 = Compilation of the bank’s financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work

(1)	Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “other borrowed money.”
(3)	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4)	Includes limited-life preferred stock and related surplus.
(5)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.